Exhibit 10.3
ORDER OF THE SECRETARY FOR TRANSPORTATIONS AND PUBLIC WORKS No. 11/2008
Using the powers vested by section 64 of Macau SAR Basic Law and in the terms set in Section 107 of Law no. 6/80/M, July 5th, the Secretary for Transportations and Public Works orders:
1.	It is partially reviewed, on the terms and conditions of the contract herein attached, which is a part of the present Order, the land concession, by lease, of the parcel of land with an area of 26 082 sq mts located at Península de Macau, at Avenida do Dr. Sut Yat Sen, near to the Hotel Resort Mandarim, effected by Order of the Secretary for Transportations and Public Works no. 111/2003.

2.	The present Order enters immediately into effect.
14th of April of 2008.
The Secretary for Transportations and Public Works
ATTACHEMENT
(Process no. 2 409.02 of the Transportation, Soils and Public Works
Department — DSSOPT and Process no. 12/2007 of the Land Commission)
AGREEMENT BETWEEN

THE MACAU SPECIAL ADMINISTRATIVE REGION as FIRST PARTY; and

VENETIAN MACAU, LIMITED as SECOND PARTY.
WHEREAS:

1.	By Order of the Secretary for Transportations and Public Works no. 111/2003, published in the Official Gazette’s Supplement no. 50/2003, II Series, on the 10th of December, the land concession, by lease, of the parcel of land with an area of 26 082 sq mts located at Península de Macau, at Avenida do Dr. Sut Yat Sen, near to the Hotel Resort Mandarim, was effected in favor of the company «Venetian Macau, LIMITED», with head office in Macau, at Avenida Doutor Mário Soares, no. 25, Montepio Building, Room 25, 2nd floor, registered with the Macau’s Commercial and Movable Assets registry under number 15 702(SO), for development purposes, with the construction of a building intended for areas of entertainment, retail shopping, restaurants, gaming, car parking and a free area.

2.	The concessionaire, a company holder of a gaming sub concession in casinos in Macau SAR, with an intention to proceed with the enhancement of the referred complex, known as “Sands Building”, in order to enhance the gaming area and to increase the hotel accommodation offer, submitted to the Transportation, Soils and Public Works Department (DSSOPT) in July 8th 2005, the preliminary architectural study for this 2nd phase, to be erected within the confines of the granted parcel of land, which was deemed to be approved by Order of the Secretary for Transportations and Public Works, issued on August 2nd 2005.

3.	In these circumstances and bearing the development purposes of the referred project, the concessionaire, by means of a request presented on July 17th 2006, formally requested a modification to the development purposes of the granted parcel of land and the subsequent partial revision of the land grant agreement, as per Section 107 of Law 6/80/M, July 5th.

4.	Having been fixed the definitive areas of the project, which were altered several times through out the proceedings, the Transportation, Soils and Public Works Department (DSSOPT) proceeded with the calculation of the consideration due for the modifications to the land development purposes and issued a draft of the revised land concession agreement, which was approved by the concessionaire by means of a declaration presented on the November 13th 2007.

5.	The proceedings followed their normal procedures, having been sent to the Land Commission, which issued a favorable opinion on the request.

6.	The parcel of land, with an area of 26 082 sq mts, with the letters “A”, “B1” and “B2”, respectively with areas of, 24 423 sq mts, 1 197 sq mts and 462 sq mts, as identified in the cadastre plan no. 6086/2003, issued by the Macao Cartography and Cadastre Bureau (MCCB), on August 27, 2003, as per the Order of the Secretary for Transportation and Public Works no. 111/2003, published in the Official Gazette’s Supplement no. 50/2003, II Series, on the 10th of December and registered in the Macau’s Land and Buildings Registry under no. 23 114 and therein registered in favor of the Second Party under no. 29 239F.

7.	The opinion of the Land Commission was effected by Order of His Excellency the Chief Of Executive of Macau SAR, on January 24th 2008, issued based on favorable opinion of the Secretary for Transportations and public Works, issued on January 22nd 2008.

8.	In the terms and to the effects established in section 125 of Law 6/80/M, of July 5th, the conditions of the agreement effected by this Order were notified to the requesting company and by it they were accepted by means of a declaration, presented on March 19th 2008, signed by Joaquim Jorge Perestrelo Neto Valente, also known as Jorge Neto Valente, widower, residing in Macau, at Avenida Doutor Mário Soares, no. 25, Montepio Building, Room 25, 2nd floor, in his capacity as Managing-Director of the Company «Venetian Macau Limited», capacity and powers for this act verified by the Notary Rui Sousa, as per the signature recognition on that declaration.

9.	The premium due for the partial revision of the granted concession established in article 3 of the agreement was paid on March 4th 2008, in the Payments Section of the Macau Finance Bureau (receipt no. 21 256), by means of form for extraordinary receipts no. 15/2008, issued by the Land Commission, on February 14th 2008, which duplicate is filled in the respective process.
ARTICLE FIRST
1.	By the present agreement the First Party authorizes, as per the enhancement project approved by the Transportation, Soils and Public Works Department (DSSOPT), the partial review of the Land Grant, by lease, of the parcel of land with an area of 26 082 sq mts (Twenty six thousand and eighty two square meters) located at Península de Macau, at Avenida do Dr. Sut Yat-Sen, near the Hotel Resort Mandarim, identified with the letters “A”, “B1” and “B2” in the cadastre plan no. 6086/2003, issued by the Macao Cartography and Cadastre Bureau (MCCB), on August 27, 2003, effected by the Order of the Secretary for Transportation and Public Works no. 111/2003, published in the Official Gazette’s Supplement no. 50/2003, II Series, on the 10th of December and registered in the Macau’s Land and Buildings Registry under no. 23 114 and therein registered the land concession in favor of the Second Party under no. 29 239F.

2.	As referred in the previous number, sections third, sixth and seventh of the agreement signed pursuant the Order of the Secretary for Transportation and Public Works no. 111/2003, published in the Official Gazette’s Supplement no. 50/2003, II Series, on the 10th of December, is herein reviewed as follows:

“Section Third - Land Development and Purpose
1.	The development of the Land comprises the construction of a five stars Hotel, with the following areas for construction:
1)	5 Star Hotel including gaming, entertainment, leisure, retail shopping, restaurants areas and other support areas 109 046 sq mts

2)	Car Parking 27 124 sq mts

3)	Free area 3 984 sq mts
2.
Section Sixth - Rent
1.

2.	Upon the conclusion of the land development, the second party shall pay an annual rent in the amount of MOP1.946.770,00 (One million nine hundred and forty six thousand seven hundred and seventy Patacas), calculated in relation to the following purposes and constructions areas:
1)	Five Stars Hotel: 109 046 sq mts × MOP15,00/sq mts	MOP1.635.690,00;

2)	Car Parking: 27 124 sq mts × MOP10,00/ sq mts	MOP271.240,00;

3)	Free Area: 3 984 sq mts × MOP10,00/ sq mts	MOP39.840,00.
3.
Section Seventh - Collateral
1.
2.

3.	The collateral referred to in number one shall be returned to the second Party by the Finance Bureau, on its request, upon presentation of the development and usage permit issued by the Transportation, Soils and Public Works Department (DSSOPT).”
ARTICLE SECOND
Notwithstanding payment of the amount of MOP160.137.280,00 (One hundred and sixty millions one hundred and thirty seven thousand two hundred and eighty Patacas) in the conditions stipulated in Section nine of the Land Grant Agreement effected by the Order of the Secretary for Transportation and Public Works no. 111/2003, published in the Official Gazette’s Supplement no. 50/2003, II Series, on the 10th of December, the second Party shall pay to the first Party, for this partial review and as an agreement premium the amount of MOP90.015.160,00 (Ninety millions fifteen thousand one hundred and sixty Patacas), in one lump some upon the acceptance of this agreement conditions as established in Section 125 of Law no. 6/80/M, July 5th.
ARTICLE THIRD – COMPETENT JURISDICTION
Any dispute resulting from this agreement shall be brought before the Court of First Instance of the Macau SAR.
ARTICLE FOURTH – APPLICABLE LAW
Matters not provided for in this agreement shall be governed by Law 6/80/M, of July 5, 1980 and all other applicable legislation.